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                                                                      EXHIBIT 11

                            RTW, INC. AND SUBSIDIARY
  STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME (LOSS) PER SHARE


                                                                    2001              2002             2003
                                                                ------------      ------------     ------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                          5,151,929         5,145,816        5,114,243

STOCK WARRANTS                                                            --                --               --

STOCK OPTIONS
      Options at $ 5.33                                                   --                --               41
      Options at $ 4.50                                                   --                --              259
      Options at $ 3.80                                                   --                --            2,189
      Options at $ 2.60                                                   --                --            4,507
      Options at $ 2.42                                                   --                --           30,535
      Options at $ 2.20                                                   --                --            6,915
      Options at $ 2.19                                                   --                --           53,098
      Options at $ 2.00                                                   --               353            1,005
      Options at $ 1.98                                                   --             7,680           83,592
                                                                ------------      ------------     ------------
WEIGHTED AVERAGE COMMON AND COMMON
      SHARE EQUIVALENTS OUTSTANDING                                5,151,929         5,153,849        5,296,384
                                                                ============      ============     ============
NET INCOME (LOSS) ($000'S)                                      $    (25,215)     $     14,319     $      6,999
                                                                ============      ============     ============
INCOME (LOSS) PER SHARE:
      BASIC INCOME (LOSS) PER SHARE                             $      (4.89)     $       2.78     $       1.37
                                                                ============      ============     ============
      DILUTED INCOME (LOSS) PER SHARE                           $      (4.89)     $       2.78     $       1.32
                                                                ============      ============     ============